EXHIBIT 3.1(b)

                            CERTIFICATE of AMENDMENT
                                       OF
                                  IHealth Inc.

         The undersigned, being the President of, IHEALTH Inc., a Delaware Corporation, hereby certifies that by unanimous vote of the Board of Directors and majority vote of the Stockholders entitled to vote by written consent given at a meeting held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on February 14, 2003, it was agreed that this CERTIFICATE OF AMENDMENT of IHealth Inc. be adopted and filed in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         The undersigned further certifies that the original Articles of Incorporation of IHEALTH Inc. were filed with the Secretary of State of Delaware on the 1st day of April, 2002. The undersigned further certifies that the original Articles of Incorporation filed on the 1st day of April, 2002, herein is amended to read as follows:

         FOURTH. The Corporation shall have authority to issue 200,000,000 shares of common stock par value $.0001.

The undersigned hereby further certifies that he tree on this 14th day of February, 2003, executed this Certificate of Amendment amending the Articles of Incorporation heretofore filed with the Secretary of State of Delaware.

The capital of IHEALTH Inc., shall not be reduced under or by reason of this Amendment.

                                        /s/  BRIAN S. JOHN
                                        ------------------------
                                        Brian S. John, President

STATE OF FLORIDA
COUNTY OF BROWARD:


On this 14th day of February, 2003, before me, the undersigned Notary Public in and for the State of Florida, personally appeared Brian S. John, personally known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Amendment and acknowledged to me that he executed the same.

                                        /s/  DON A PARADISO
                                        -------------------
                                        Notary Public